Phone: (503) 986-2200
Fax: (503) 378-4381

Secretary of State
Corporation Division
255 Capitol St. NE, Suite 151
Salem, OR 97310-1327
FilingInOregon.com

Articles of Amendment—Business/Professional/Nonprofit

Check the appropriate box below:

☒ BUSINESS/PROFESSIONAL CORPORATION
(Complete only 1, 2, 3, 4, 6, 7)

☐ NONPROFIT CORPORATION
(Complete only 1, 2, 3, 5, 6, 7)

FILED
MAY 30 2007
OREGON
SECRETARY OF STATE

REGISTRY NUMBER: 307187-87

In accordance with Oregon Revised Statute 192.410-192.490, the information on this application is public record.
We must release this information to all parties upon request and it will be posted on our website. For office use only

Please Type or Print Legibly in **Black** Ink.

1) NAME OF CORPORATION PRIOR TO AMENDMENT: REGI U.S., INC.

2) STATE THE ARTICLE NUMBER(S) AND SET FORTH THE ARTICLE(S) AS IT IS AMENDED TO READ. (Attach a separate sheet if necessary.)

SEE ATTACHED EXHIBIT "A"

3) THE AMENDMENT WAS ADOPTED ON: MAY 24, 2007

(If more than one amendment was adopted, identify the date of adoption of each amendment.)

BUSINESS/PROFESSIONAL CORPORATION ONLY

4) **Check the Appropriate Statement**

☒ Shareholder action was required to adopt the amendment(s). The vote was as follows:

Class or series of shares	Number of shares outstanding	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST
Common	26,761,208	17,658,042	16,951,246	706,796

☐ Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the board of directors without shareholder action.

☐ The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the board of directors.

NONPROFIT CORPORATION ONLY

5) **Check the Appropriate Statement**

☐ Membership approval was not required. The amendment(s) was approved by a sufficient vote of the board of directors or incorporators.

☐ Membership approval was required. The membership vote was as follows:

Class(es) entitled to vote	Number of members entitled to vote	Number of votes entitled to be cast	Number of votes cast FOR	Number of votes cast AGAINST

6) **Execution**

Signature	Printed Name	Title
[signature]	JOHN ROBERTSON	PRESIDENT

7) **Contact Name** (TO RESOLVE QUESTIONS WITH THIS FILING.)

SUZANNE GRADL

DAYTIME PHONE NUMBER (Include area code.)

604-448-8834

FEES

Required Processing Fee $50

No Fee for Nonprofit Type Change Only

Confirmation Copy (Optional) $5

Processing Fees are nonrefundable.

Please make check payable to "Corporation Division."

NOTE:

Fees may be paid with VISA or MasterCard. The card number and expiration date should be submitted on a separate sheet for your protection.

113 (Rev. 3/04)

05/30

Exhibit "A" to ARTICLES OF AMENDMENT -STATE OF OREGON

ARTICLE FOUR (JY),THE AGGREGATE NUMBER OF SHARES WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS 100,000,000 SHARES, NO PAR VALUE, OF VOTING COMMON STOCK.

ARTICLE ELEVEN (XI), THESE ARTICLES OF INCORPORATION MAY BE AMENDED UPON A VOTE OF A MAJORITY OF THE SHARES OUTSTANDING, AND ENTITLED TO VOTE, SUCH VOTE TO BE TAKEN AT A SPECIAL MEETING OF THE SHAREHOLDERS HELD AFTER DUE NOTICE GIVEN IN ACCORDANCE WITH THE BY-LAWS.